Exhibit 10.12

[FORM OF AMENDMENT NO. 004 TO iDEN INFRASTRUCTURE EQUIPMENT SUPPLY AGREEMENT]

AMENDMENT NO. 004

TO

iDEN INFRASTRUCTURE EQUIPMENT SUPPLY AGREEMENT

BETWEEN

COMMUNICACIONES NEXTEL DE MEXICO, S. A. DE C. V.,

NII HOLDING, INC. (f.k.a. NEXTEL INTERNATIONAL, INC.)

AND

MOTOROLA, INC.

This Amendment No. 004, dated as of the 30th day of December, 2003, is between on the one hand, Motorola, Inc., a Delaware corporation, by and through its Global Telecom Solutions Sector, with offices at 1421 West Shure Drive, Arlington Heights, Illinois, 60004 (“Motorola”), and, on the other, Communicaciones Nextel de Mexico, S. A. de C. V., a company with offices at Blvd. Manuel Avila Camacho No. 36, Piso 9, Colonia Lomas de Chapultepec, Mexico 11000, D.F., and NII Holdings, Inc. (formerly known as Nextel International, Inc.), a Delaware corporation, with offices located at 10700 Parkridge Boulevard, Suite 600, Reston, VA 20191 (collectively, “NII”; NII and Motorola to be collectively referred to as the “Parties”), and amends the iDEN Infrastructure Equipment Supply Agreement (“Agreement”) dated as of June 30, 2000, as heretofore amended, modified, supplemented, or otherwise revised. Capitalized terms used herein but not otherwise defined herein shall have the same meanings given to such terms in the Agreement.

WHEREAS, Motorola and NII entered into the iDEN Infrastructure Supply Agreement effective as of the 30th day of June, 2000 (hereinafter referred to as the “Existing Agreement”);

WHEREAS, the Existing Agreement is set to expire by its terms on December 31, 2003;

WHEREAS, Motorola and NII wish to extend the Existing Agreement to allow sufficient time to negotiate and execute a New Agreement, and it is their intention to execute the New Agreement as soon as practically possible, pending execution of a new equipment supply agreement between Motorola and Nextel Communications, Inc. (“NCI Contract”);

WHEREAS, substantially all of the terms and conditions of the Existing Agreement shall continue during the interim period prior to the Parties entering into the New Agreement, except for certain modifications that have been discussed between the Parties as more fully set forth below; and

WHEREAS, Section 34 of the Existing Agreement requires that all modifications thereto be in writing and executed by authorized representatives of both Parties.

NOW, THEREFORE, in consideration of the promises and mutual obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Motorola and NII agree as follows:

1.	Terms

Except as set forth herein, all capitalized terms not defined herein shall have the meanings given

Motorola/Nextel International/Mexico 12/19/03	Amendment 004

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to them in the Existing Agreement.

2.	Modifications to Existing Agreement

Motorola and NII hereby agree as follows:

(a)	Section 28, Term, is hereby amended by substituting the date “June 30, 2004” in place of the date “December 31, 2003”. In addition, the following sentence shall be added at the end of such Section:

“In the event that the Parties have not entered into the New Agreement on or before June 30, 2004, the Agreement shall automatically be extended for up to two additional three-month periods, through no later than December 31, 2004.”

(b)	A new paragraph shall be added at the end of Section 6.3, as follows:

“Notwithstanding the above, for purchases made hereunder after December 31, 2003 and prior to the Parties entering into the new Supply Agreement, pricing shall continue on the same basis as calculated under the existing Agreement. When a new Supply Agreement is entered into, the Parties agree to retroactively adjust prices, effective to the same date the new pricing applies to Nextel Communications, Inc. (“Nextel”), provided that a new Supply Agreement is executed within 120 days of the date an agreement is executed with Nextel. The Parties may mutually agree to extend such 120 day period up to an additional 60 days, in the event the Parties are working in good faith to complete the new Supply Agreement. Motorola shall credit or invoice Customer the difference between any amounts paid or owing for such period and the amounts that would have been due, based upon the new pricing. In the event that a new Supply Agreement is not entered into within 120 days (or the extended period, if mutually agreed as described above) of the date an agreement is executed with Nextel, Motorola agrees to retroactively adjust prices, but only for the calendar quarter in which the new Supply Agreement is executed. During the extension period, any pricing commitments throughout the Agreement shall be determined and adjusted in the same manner as set forth above.”

3.	Clarification Regarding Terms Applicable During Extension

All terms and conditions set forth in the Existing Agreement shall continue through the extended term provided hereunder. For the avoidance of doubt:

(a)	IPL Pricing. The IPL Pricing, pursuant to Section 6.1.4, shall continue to be determined in accordance with Exhibit N.

(b)	Infrastructure Rebate Program. The Infrastructure rebate program, pursuant to Section 6.8, applied only through the end of calendar year 2003. Such program is not extended hereby, and shall not be applicable during the extension period.

(c)	SMP Prices. SMP prices (pursuant to Section 8.4.1) specifically applicable for calendar year 2003 shall continue during the extension period. Such prices shall continue to equal the following, per subscriber: [Argentina $11.98, Brazil $12.07, Mexico $11.86 and Peru $12.02] (includes $.25 per sub added for Horizontal C uplift and Nortel patch administration and application support.

(d)	Other Pricing. All other pricing shall be in accordance with the Motorola iDEN Infrastructure Price Book currently in effect, as updated from time to time by Motorola.

4.	New Agreement

Motorola/Nextel International/Mexico 12/19/03	Amendment 004

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(a)	Good Faith. Motorola and NII agree to negotiate in good faith and to make all reasonable efforts to finalize and execute the New Agreement as soon as practicable following Motorola entering into a new Supply Agreement with Nextel Communications, Inc.

(b)	Entire Agreement. The New Agreement, when executed, shall supersede in its entirety the Existing Agreement as amended by this Amendment.

(c)	Pricing Generally. The Parties intend that the New Agreement will include pricing substantially similar to the pricing agreed to with Nextel Communications, Inc. in its new Supply Agreement, where applicable based upon circumstances, terms and conditions. For example, certain arrangements with Nextel Communications, Inc. relating to the manner of funding the development of new features and products, etc., may not be applicable to NII.

5.	Ratification

Except as specifically stated in this Amendment, the Existing Agreement is, in all other respects, ratified, confirmed and continues in full force and effect.

6.	Authority

Each party hereto represents and warrants that: (i) it has obtained all necessary and requisite approvals, consents and authorizations of third parties and governmental authorities to enter into this Amendment and to perform and carry out its obligations hereunder; (ii) the persons executing this Amendment on behalf of each party have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Amendment does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and, (iv) the execution, delivery and performance of this Amendment has been duly authorized by all necessary partnership or corporate action and this Amendment is a valid and binding obligation of such party, enforceable in accordance with its terms.

IN WITNESS WHEREOF, Motorola and NII have entered into this Amendment as of the Effective Date first written above.

MOTOROLA, INC.	NII HOLDINGS, INC
Global Telecom Solutions Sector

By:	By:

Name:	Name:

Title:	Title:

COMMUNICACIONES NEXTEL DE MEXICO, S. A. DE C. V.

By:

Name:

Motorola/Nextel International/Mexico 12/19/03	Amendment 004

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Title:

Motorola/Nextel International/Mexico 12/19/03	Amendment 004

Motorola Confidential Proprietary

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